SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                 CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



             Date of Report (Date of Earliest Event Reported):
                               April 27, 1998



               SECURITY NATIONAL FINANCIAL CORPORATION
              ------------------------------------------
        (Exact name of registrant as specified in this Charter)



     Utah                            0-9341          87-0345941
-------------------------------   -------------    -------------
(State or other jurisdiction       (Commission     (IRS Employer
  of incorporation)                File Number)    Identification
                                                        No.)


  5300 South 360 West, Suite 310
       Salt Lake City, Utah                           84123
----------------------------------------           ----------
(Address of principal executive offices)           (Zip Code)

Registrant's Telephone Number,
  Including Area Code:                    (801) 264-1060



                           Does Not Apply
            ----------------------------------------------
    (Former name or former address, if changed since last report)

ITEM 2.  Acquisition of Consolidare Enterprises, Inc.

       On April 27, 1998, Security National Financial Corporation (the "Company") entered into an Acquisition Agreement (the "Agreement") with Consolidare Enterprises, Inc., a Florida corporation, ("Consolidare") and certain shareholders of Consolidare for the purchase of all of the outstanding shares of common stock of Consolidare. Consolidare owns approximately 57.4% of the outstanding shares of common stock of Southern Security Life Insurance Company, a Florida corporation ("SSLIC"), and all of the outstanding shares of stock of Insuradyne Corp., a Florida corporation ("Insuradyne"). SSLIC is a Florida domiciled insurance company with total assets of approximately $82.1 million. SSLIC is currently licensed to transact business in 14 states. SSLIC's total revenues for the year ended December 31, 1997 were $11,695,756. SSLIC had a net income of $195,000 for fiscal 1997.

       As consideration for the purchase of the shares of Consolidare, the Company will pay to the holders of Consolidare common stock an aggregate of $11,356,400 plus an amount equal to the current assets of Consolidare as of the closing date. For purposes of the purchase consideration, current assets of Consolidare are defined as cash and cash equivalents (with interest earned through the closing date) and accrued commissions due to Insuradyne from SSLIC. To pay the purchase consideration, the Company intends to obtain approximately $6,500,000 from bank financing, with the balance of approximately $4,856,400 to be obtained from funds currently held by the Company. In addition to the purchase consideration, the Company is required to cause SSLIC to pay, on the closing date, $1,050,000 to George Pihakis, who is currently President and Chief Executive Officer of SSLIC, as a lump sum settlement of the executive compensation agreement between SSLIC and Mr. Pihakis.

       The closing of the Agreement is contingent upon regulatory approvals, including the approval of the Florida Department of Insurance and the Utah Insurance Department, compliance or waiver of compliance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, approval of the Agreement by the affirmative vote of a majority of the Consolidare shareholders, with no Consolidare shareholders exercising their rights as dissenting shareholders under Section 607.1320 of the Florida statutes, as well as the satisfactory performance of certain covenants and the accuracy of the parties' respective representations and warranties at closing. Following the closing of the Agreement, it is the intention of the Company to merge a newly formed wholly-owned subsidiary of Security National Life Insurance Company into Consolidare, with the result that Security National Life Insurance Company will then own 57.4% of the outstanding shares of common stock of SSLIC. The Company further intends to continue to operate SSLIC as a Florida domiciled insurance company.

ITEM 7.  Financial Statements.

       C.  Exhibits

              10.1. Acquisition Agreement among Security National Financial Corporation, Consolidare Enterprises, Inc. and certain shareholders of Consolidare (including related exhibits).

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            SECURITY NATIONAL FINANCIAL CORPORATION
                                          (Registrant)



Date:  May 11, 1998
                            By: Scott M. Quist
                                First Vice President, General Counsel
                                   and Treasurer